Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2005 relating to the financial statements and financial statement schedule of CompuDyne Corporation, which appears in CompuDyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2005.



/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
August 10, 2006